Exhibit 21.1 Subsidiaries of the Registrant, Cosmoz.com, Inc. as of August 15, 2000


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                                                            Name Under Which
Subsidiary Name and Address      State of Incorporation   Business is Conducted
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FinancialContent.com, Inc.
c/o Cosmoz.com, Inc., 1515 So. El
Camino Real, Ste. 100,
San Mateo, CA 94402                        DE              FinancialContent.com
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MB TECHNOLOGIES, INC.
C/O COSMOZ.COM, INC., 1515 SO. EL
CAMINO REAL, STE. 100,
SAN MATEO, CA 94402                        IN              MB TECHNOLOGIES, INC.
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ITRACK, INC.
C/O COSMOZ.COM, INC., 1515 SO. EL
CAMINO REAL, STE. 100,
SAN MATEO, CA 94402                        DE              ITRACK.com
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KING FINE, INC.
C/O COSMOZ.COM, INC., 1515 SO. EL
CAMINO REAL, STE. 100,
SAN MATEO, CA 94402                        IN              KING FINE
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STREETIQ.COM, Inc.
c/o Cosmoz.com, Inc., 1515 So. El
Camino Real, Ste. 100,
San Mateo, CA 94402                        DE              STREETIQ.COM.
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BUCKINVESTOR.COM, INC.
C/O COSMOZ.COM, INC., 1515 SO. EL
CAMINO REAL, STE. 100,
SAN MATEO, CA 94402                        NC              BUCKINVESTOR.COM
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PROFITWIRE, INC.
C/O COSMOZ.COM, INC., 1515 SO. EL
CAMINO REAL, STE. 100,
SAN MATEO, CA 94402                        DE              PROFITWIRE.com
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